UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

_________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 10, 2008

J. C. PENNEY COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation )	1-15274 (Commission File No.)	26-0037077 (IRS Employer Identification No.)

6501 Legacy Drive Plano, Texas (Address of principal executive offices)	75024-3698 (Zip code)

Registrant's telephone number, including area code:  (972) 431-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02              Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers;  Compensatory Arrangements of Certain Officers.

(e)  2008 Supplemental Annual CEO Performance Unit Grant.  On December 10, 2008, the Committee of the Whole of the Board of Directors (the “Board”) of J. C. Penney Company, Inc. (the “Company”), consisting solely of the independent directors of the Board, approved a supplemental annual performance unit grant for Myron E. Ullman, III, Chairman and Chief Executive Officer of the Company.  The purpose of the grant is to provide an incentive for performance during the current economic environment and to recognize Mr. Ullman’s willingness to continue his service to the Company.

Mr. Ullman does not have an employment agreement with the Company nor is he covered by severance aside from the Company’s Change in Control Plan.  His performance is reviewed on an annual basis by the independent directors of the Board based on specific quantitative hurdles and other factors including competition and the macroeconomic environment.

The performance period for the supplemental annual performance unit award is three years beginning on December 15, 2008 and ending on December 14, 2011.  The performance measurement for the award is the Company’s annual total stockholder return over the performance period, with total stockholder return defined as the Company’s annual stockholder returns for the performance period, assuming reinvestment of dividends on the date paid (assumed to be the ex-dividend date).  The annual stockholder return will be calculated based on the closing price of the Company’s common stock on the last trading day immediately preceding the date of grant and the 60-day trailing average stock price of the Company’s common stock prior to the last day of the performance period.

The target number of shares to be awarded under the grant is 300,000, but the number of shares received may range from 0 to 500,000, depending on the Company’s performance over the performance period.  The maximum payout under the award is capped at $25 million based on the closing price of the Company’s common stock on the vesting date for the award, which is December 15, 2011.  The actual number of shares earned, if any, will be determined pursuant to the payout matrix set forth below.  In the event that the aggregate value of the shares of the Company’s common stock earned in accordance with the payout matrix exceeds $25 million, the number of shares paid will be reduced to comply with this limit.

The payout matrix for the award is as follows:

Annual Total Stockholder Return	Vesting	Number of Shares*
<11.3%	0%	0
11.3%	66 2/3%	200,000
17.9%	100%	300,000
23.3%	133 1/3%	400,000
29.1% or greater	166 2/3%	500,000

* At the end of the three-year performance period, once the minimum performance (11.3% annual total stockholder return) has been achieved, the payout will be calculated on a pro-rata basis with a maximum payout of 500,000 shares.  In addition, the number of shares paid may be reduced as necessary to comply with the $25 million payout limit.

In the event that Mr. Ullman’s employment with the Company terminates during the performance period due to retirement, death or disability, he will receive a pro-rated portion of the payout determined pursuant to the payout matrix, if any.  The proration will be based on the ratio of (a) the number of calendar days from the date of grant to the effective date of termination to (b) the total number of calendar days in the vesting period.

The form of Notice of 2008 Supplemental Annual CEO Performance Unit Grant disclosing the terms of this award is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

(d) Exhibit 10.1	Form of Notice of 2008 Supplemental Annual CEO Performance Unit Grant under the J. C. Penney Company, Inc. 2005 Equity Compensation Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J. C. PENNEY COMPANY, INC.

By: /s/ Jeffrey J. Vawrinek
Jeffrey J. Vawrinek
Acting Secretary

Date:  December 16, 2008

EXHIBIT INDEX

Exhibit Number 10.1	Description Form of Notice of 2008 Supplemental Annual CEO Performance Unit Grant under the J. C. Penney Company, Inc. 2005 Equity Compensation Plan